Exhibit 10.2

FORM OF TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is dated as of                     , 2012, between Dean Foods Company, a Delaware corporation (“Dean Foods”), and The WhiteWave Foods Company, a Delaware corporation (“WhiteWave”).

WHEREAS, WWF Operating Company, a Delaware corporation and a wholly-owned subsidiary of Dean Foods (“WWF Operating Company”), and the subsidiaries of WWF Operating Company engage in certain business (the “WhiteWave Business”);

WHEREAS, Dean Foods has determined that it would be appropriate, desirable and in the best interests of Dean Foods and Dean Foods’ stockholders to separate the WhiteWave Business from Dean Foods pursuant to that certain Separation and Distribution Agreement among Dean Foods, WWF Operating Company and WhiteWave, dated as of the date hereof (the “Separation Agreement”); and

WHEREAS, the parties hereto deem it to be appropriate and in the best interests of WhiteWave and Dean Foods that each party provide certain services to the other party to facilitate the separation described above on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. Provision of Services.

(a) This Agreement shall become effective upon the occurrence of the Contribution Closing (as defined in the Separation Agreement). Subject to the terms and provisions of this Agreement, Dean Foods shall provide WhiteWave with the services set forth on Schedule A hereto (collectively, the “Dean Foods Initial Services”) and WhiteWave shall provide Dean Foods with the services set forth on Schedule B hereto (collectively with the Dean Foods Initial Services, the “Initial Services”). A party providing any Service is referred to herein in such capacity as the “Provider” and a party receiving any Service is referred to herein in such capacity as the “Recipient.”

(b) From time to time during the term of this Agreement, the parties may by written mutual written agreement identify additional services that the Provider will provide to the Recipient in accordance with the terms of this Agreement (the “Additional Services” and, together with the Initial Services, the “Services”). If the parties agree to add any Additional Services, the parties will amend Schedule A or Schedule B, as applicable, for each such Additional Service setting forth the identities of the Provider and the Recipient, a description of such Service, the term during which such Service will be provided, the Cost, if any, for such Service and any other provisions applicable thereto. In order to become a part of this Agreement, such amendment to the applicable Schedule must be executed by a duly authorized representative of each party, at which time such Additional Service will, together with the Initial Services, be deemed to constitute “Services” for the purposes hereof and will be subject to the terms and conditions of this Agreement. The parties may, but will not be required to, agree on

Additional Services during the term of this Agreement. Notwithstanding anything to the contrary in the foregoing or anywhere else in this Agreement, neither party will have any obligation to agree to provide Additional Services.

(c) Except as expressly contemplated in the Schedules, the Provider will not be obligated to perform or to cause to be performed any Service in a volume or quantity that exceeds on an annualized basis 110% of the historical volumes or quantities of Services performed by it or its Affiliates for the business of the Recipient during calendar year 2012 to date, without reference to the transactions contemplated by the Separation Agreement. Nothing in this Agreement will require the Provider to prioritize or otherwise favor the Recipient over any third parties or any of the Provider’s or the Provider’s Affiliates’ business operations.

(d) Each party will use commercially reasonable efforts to assist and cooperate with one another in the timely and orderly performance of the Services. The Recipient acknowledges that some Services to be provided under this Agreement require instructions and information from the Recipient, which the Recipient will provide to the Provider sufficiently in advance in order to enable the Provider to procure such Services in a timely manner. The Provider will not be liable for any delays resulting from or caused by the Recipient’s failure to provide such instructions or information in a timely manner.

(e) The parties shall cooperate and use good faith, commercially reasonable efforts to obtain any consents, additional licenses or approvals from third-party hardware and software vendors, support and maintenance providers, outsourcing service providers, and other third parties that are required to enable the Provider to perform the Services, and the Recipient to receive the benefit of the Services. The Recipient shall bear the costs of obtaining any such required consents. In the event that the parties are unable to obtain any such third-party consent, the parties shall work together to agree upon a commercially reasonable alternative arrangement. The Recipient shall bear the costs of implementing any such alternative arrangement.

(f) Nothing in this Agreement will prevent the Provider from using its Affiliates, contractors or other Persons (any such Person providing any Service hereunder, a “Representative”) to perform all or any part of a Service hereunder. The Provider will remain fully responsible for the performance of its obligations under this Agreement in accordance with its terms, including any obligations it performs through its Representatives, and the Provider will be solely responsible for payments due any such Representatives.

(g) The Provider will provide each Service until the initial termination date for such Service specified in the applicable Schedule (the “Initial Service Term”). During the Initial Service Term of any Service, the parties, by written mutual agreement, may agree to extend the Initial Service Term of such Service (an “Extension Service Term”) or shorten the Initial Service Term of such service (a “Shortened Service Term”). If the parties agree to any Extension Service Term or Shortened Service Term, as applicable, the parties will amend Schedule A or Schedule B, as applicable, to reflect the Extension Service Term or Shortened Service Term, as applicable, setting forth the identities of the Provider and the Recipient, a description of such Service, the duration of the Extension Service Term or Shortened Service Term, as applicable, the cost, if any, for such Service during the Extension Service Term or Shortened Service Term, as applicable, and any other provisions applicable thereto. In order to become a part of this

Agreement, such amendment to the applicable Schedule must be executed by a duly authorized representative of each party. Notwithstanding anything to the contrary in the foregoing or anywhere else in this Agreement, neither party will have any obligation to agree to any Extension Service Term or Shortened Service Term, as applicable.

2. Consideration for Services.

(a) During the Initial Service Term of any Service, the Provider will charge the Recipient the monthly cost to the Provider of providing such Service, as reflected on the applicable Schedule (the “Base Cost”), plus all reasonable out-of-pocket fees and expenses paid to third parties in connection with the performance of such Service, including any costs for which the Provider is entitled to reimbursement pursuant to Section 1(e) (“Third Party Costs”). The amount charged to the Recipient for any Service during any Extension Service Term of such Service will be determined in accordance with Section 1(g) above.

(b) The monthly Base Cost for any Service will be due and payable in arrears within 60 days after the end of the month for which such Service was provided.

(c) The Provider will provide the Recipient with monthly invoices reflecting any Third Party Costs paid by the Provider for any Service during any month. Invoices will be sent in a format and containing a level of detail reasonably sufficient for the Recipient to determine the accuracy of the computation of the amount charged and that such amount is being calculated in a manner consistent with this Agreement. Reasonable documentation will be provided for all Third Party Costs consistent with the Provider’s practices. All amounts invoiced by Provider under this Section 2(c) will be due and payable within 60 days of the date of invoice. Upon the Recipient’s reasonable request, the Provider will provide explanations, answer questions and provide additional documentation regarding invoiced amounts.

(d) Unless otherwise specifically agreed in writing by the parties hereto, all payments due under this Section 2 will be made by wire transfer of immediately available funds in accordance with wire transfer instructions delivered by the Provider to the Recipient in writing from time to time.

(e) All amounts to be paid to the Provider under this Agreement are exclusive of any and all sales, use, excise, services or similar taxes imposed on the provision of goods and services by the Provider or its Representatives to the Recipient pursuant to this Agreement (“Sales Taxes”). In addition to any amounts otherwise payable pursuant to this Agreement, the Recipient will be responsible for any and all Sales Taxes and will either (i) remit such Sales Taxes to the Provider (and the Provider will remit the amounts so received to the applicable taxing authority) or (ii) provide the Provider with a certificate or other proof, reasonably acceptable to the Provider, evidencing an exemption from liability for such Sales Taxes. For the avoidance of doubt, all amounts under this Agreement are expressed exclusive of Sales Taxes. The parties agree to cooperate with each other in determining the extent to which any Sales Tax is due and owing under the circumstances, and will provide and make available to each other any resale certificate, information regarding out of state use of materials, services or sale, and other exemption certificates or information reasonably requested by either party. The parties further agree to work together to structure the provision of the Services to eliminate or minimize applicable Sales Taxes, including but not limited to, itemizing on any invoices each Service provided to the Recipient.

(f) After the Contribution Closing (as defined in the Separation Agreement), except as otherwise specified in this Agreement, each party hereto will pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in carrying this Agreement into effect.

(g) All late payments due under this Agreement will bear interest at a rate equal to the annualized interest rate at prime (as published in the Wall Street Journal from time to time) plus one-and-a-half percentage points, from the invoice due date to the date of payment. If the Recipient disputes any portion of any Third Party Costs for which the Provider has invoiced Recipient, the Recipient must notify the Provider in writing of the nature and the basis of the dispute within 90 days after the date of the applicable invoice, after which time the Recipient will be deemed to have waived any rights to dispute such amount.

(h) The Provider will keep reasonably detailed records, consistent with past practice, for any Third Party Costs invoiced to the Recipient. The Provider will maintain the records in accordance with its then-current record retention policies. At reasonable intervals during the term of this Agreement and for two years thereafter, the Recipient personnel will, upon no less than five business days’ prior notice, or, if critical, upon reasonable shorter notice under the circumstances, have access to the records for the purpose of verifying the invoices submitted to the Recipient hereunder. The costs of all such audits will be borne by the Recipient. The confidentiality provisions in Section 8 of this Agreement will govern all audits by the Recipient.

3. WARRANTIES. THIS IS A SERVICES AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OR GUARANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE.

4. Standard of Conduct; Limitation on Liability.

(a) The Provider shall have no liability with respect to its furnishing of Services except to the extent resulting from the Provider’s gross negligence or willful misconduct.

(b) In no event shall either party have any liability, whether based on contract, tort (including, without limitation, negligence), warranty or any other legal or equitable grounds, for any punitive, consequential, special, indirect or incidental loss or damage arising from or relating to this Agreement, including without limitation, loss of data, profits (excluding profits under this Agreement), interest or revenue, or use or interruption of business, even if such party is advised of the possibility of such losses or damages.

(c) In no event shall the Provider’s liability with respect to its furnishing of Services, whether based on contract, tort (including without limitation, negligence), warranty or any other legal or equitable grounds, exceed in the aggregate the amount of fees paid to the Provider under this Agreement.

5. Termination. This Agreement shall terminate upon the termination of the last remaining Service then provided, but may be terminated earlier:

(a) upon the mutual written agreement of the parties;

(b) by either party in case of a material breach of any of the terms hereof by the other party if the breach is not remedied within thirty (30) days after written notice of breach is delivered to the breaching party;

(c) by either WhiteWave or Dean Foods, upon written notice to Dean Foods or WhiteWave, as the case may be, if Dean Foods or WhiteWave, as the case may be, shall become insolvent or shall make an assignment for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy;

(d) by Dean Foods, upon written notice to WhiteWave, if, for any reason, the ownership or control of WhiteWave becomes vested in, or is made subject to the control or direction of, any direct competitor of Dean Foods; or

(e) by WhiteWave, upon written notice to Dean Foods, if for any reason, the ownership or control of Dean Foods becomes vested in, or is made subject to the control or direction of, any direct competitor of WhiteWave.

6. Performance. The Services shall be performed in the same manner and with the same skill and care as the Provider employs in the service of its own business.

7. Independent Contractor. The Provider is providing the Services as an independent contractor and the parties hereby acknowledge that they do not intend to create a joint venture, partnership or any other type of agency between them.

8. Confidentiality.

(a) Each party will, and will cause its Representatives and their officers, directors, employees and agents to, hold as confidential and not disclose to any other Person any information received by it under this Agreement that relates to the other party’s business or that relates to the other party’s activities or deliverables under this Agreement (“Confidential Information”). “Confidential Information” includes: (i) this Agreement and its terms and conditions; (ii) the IP and Improvements; and (iii) any information obtained or reviewed by a party in the course of reviewing the other party’s records in accordance with this Agreement. When a party discloses any of its Confidential Information to the other party it will make reasonable efforts to mark the information as “Confidential”, but any failure to mark the information as “Confidential” will not cause the information to lose its status as Confidential Information nor will it relieve the receiving party of its obligations under this Section 8 with respect to that information.

(b) Notwithstanding Section 8(a), each party may: (i) disclose the other party’s Confidential Information if legally compelled to do so, provided that it promptly informs the other party of the required disclosure; (ii) disclose this Agreement as reasonably necessary in connection with efforts to resolve a Dispute; and (iii) disclose this Agreement to third parties for strategic due diligence purposes if the third party has signed a confidentiality agreement covering the disclosure.

(c) “Confidential Information” does not include any information that: (i) is or becomes publicly known through no fault of the receiving party; (ii) is disclosed after the Distribution Date (as defined in the Separation Agreement), which such information was not known to the receiving party at the time of the Distribution Date (as defined in the Separation Agreement) but became known to the receiving party prior to the time of receipt thereof from the disclosing party; (iii) is disclosed after the date of this Agreement to the receiving party by a third party having no obligation of confidentiality to the disclosing party; or (iv) is independently developed by the receiving party after the date of this Agreement without use of the disclosing party’s Confidential Information as documented by reasonable evidence.

(d) The parties’ obligations under this Section 8 will continue for five years after the termination of this Agreement, except that to the extent that any Confidential Information constitutes a trade secret, the receiving party’s obligations with respect to that Confidential Information will continue for five years or for such period as the information remains trade secret, whichever is longer.

9. Proprietary Rights.

(a) Except with respect to those items of equipment, systems, tools, facilities and other resources allocated to the Recipient pursuant to the Separation Agreement, all equipment, systems, tools, facilities and other resources used by the Provider and any of its Affiliates in connection with the provision of Services hereunder will remain the property of the Provider and its Affiliates and, except as otherwise provided in this Agreement, will at all times be under the sole direction and control of the Provider and its Affiliates.

(b) To the extent the Provider or its Representatives use any know-how, processes, technology, trade secrets or other intellectual property owned by or licensed to the Provider or any of its Representatives (“IP”) in providing the Services, such IP (other than such IP licensed to the Provider by the Recipient or its Affiliates) and any derivative works of, or modifications or improvements to, such IP conceived or created as part of the provision of Services (“Improvements”) will, as between the parties, remain the sole property of the Provider unless such Improvements were specifically created for the Recipient or its Affiliates pursuant to a specific Service as specifically and expressly agreed in writing by the parties. The applicable party will and hereby does assign to the applicable owner designated above, and agrees to assign automatically in the future upon first recordation in a tangible medium or first reduction to practice, all of such party’s right, title and interest in and to all Improvements, if any. All rights not expressly granted herein are reserved. Notwithstanding the foregoing, if there is any conflict between the terms of this Section 9(b) and specific terms of the Separation Agreement, then the terms of the Separation Agreement will prevail.

10. Force Majeure. Any delays in or failure of performance by either party, other than the payment of money, shall not constitute a default hereunder if and to the extent such delays or failures of performance are caused by occurrences beyond the reasonable control of such party, including, but not limited to: acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; power failure; or any causes, whether or not of the same class or kind as those specifically named above, which are not within the reasonable control of such party.

11. Survival. Sections 2, 3, 4, 7, 8, 9, 12 and 13 will survive any termination or expiration of this Agreement.

12. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Separation Agreement.

13. Counterparts and Signature. This Agreement and any may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

DEAN FOODS COMPANY

By:

Name:
Title:

THE WHITEWAVE FOODS COMPANY

By:

Name:
Title:

Draft of October 18, 2012

Schedule A

Dean Foods as Provider

Service	End Date	Base Cost ($/Month) unless otherwise noted	Third-Party Cost Pass-through (if Yes)*
Finance
Accounting, reporting, control	7/31/13	$0	Yes
• SEC /External Reporting Support
• Corporate Accounting (LTI, debt, hedging, etc.)
• Consolidation /Hyperion
• Technical Accounting Support (incl goodwill)
• Audit Coordination

Audit services	6/30/13	$33,979
• ICFR Prog. Design
• Entity Control Design
• Control Design
• Control Testing
• Control Remediation

Risk management	6/30/13	$11,140
• Selection of new insurance broker(s)
• New broker(s) market and place insurance program
• Assess, set up new risk management staffing model
• Implement agreed Work Comp insurance structure by state
• Set up allocated insurance expense billing process
• Identify, select new vendors - claims, risk control, actuary
• Historical, prospective claim information data processes

Tax	7/31/13	$0	Yes
• Federal & state income tax compliance
• Tax Accounting/Provision
• Tax audits

• Franchise tax	6/30/13	$0	Yes

Treasury and Accounts Payable	6/30/13	$0	Yes
• Amex cards for T&E
• Purchasing cards

Facilities Services	6/30/13	$40,000
• Cityplace - allocation of rent expense for WW employees

Human Resources

Compensation	12/31/13	$14,217	Yes
• Market Intelligence - Salaries, Surveys, (ePrism)
• Salary Planning & STI Admin (OSM)
• Exec & Board Comp (Mercer/Dean Comp)
• Comp Communications (Dean Comp)
• Base Salary, STI, LTI - existing and new- (Dean Comp)

Benefits	6/30/13	$0	Yes
• Benefits Enrollment/Changes/Terms
• Benefits Administration (Medical)
• Benefits Administration (Dental)
• Benefits Administration (Vision)
• Benefits Administration (EAP)
• Benefits Administration (FSA)
• Benefits Administration (HSA)
• Benefits Administration (Life/LTD)
• Benefits Administration (STD)
• 401k Administration
• Frozen Pension Fund Management
• ERISA Counsel
• Plan Filings
• Plan audits
• Employee Benefit Communications
• Investment Committee 401k/pension oversight
• Tuition Reimbursement
• Adoption Assistance
• Business Travel Accident Coverage
• Executive Physicals
• COBRA Administration

DFS - ESS	1/31/14	$43,707	Yes
• Payroll, processing, W2, taxes, relocation, equity comp

Draft of October 18, 2012

Schedule A

Dean Foods as Provider

Service	End Date	Base Cost ($/Month) unless otherwise noted	Third-Party Cost Pass-through (if Yes)*
Legal	6/30/13	$97,396	Yes
IP
• Patent and Trademark Management
Labor
• Labor
Employment
• Executive Comp
• Employment Issues
• Stock Plan Administration
Corporate Responsibility
• Hotline Management
• Investigations
• Ethics Training
Government Relations
• Government Relations
SEC/Corp
• SEC Compliance
• Board Support
• US Subsidiary Maintenance
• M&A
• Credit Facility & Treasury
Real Estate/Environmental
• Real Estate/Environmental
Commercial
• Contests, Marketing
• Confidentiality Agreements
• Procurement
Aviation
• Aviation Filings
Litigation
• Insurance Matters

Information Technology	12/31/13	$101,397	Yes
• User Services-Service Desk
• User Services-Wintel
• User Services-Applications
• User Services-E-mail
• User Services-Access Management
• Network
• Telepresence
• Dell / Microsoft / PC leases
• Hastings wireless & granite wireline

Supply Chain
Environmental, health & safety
• General EHS Support (Compliance, Auditing, Permitting, Training)	12/31/12	$2,500
• Dept Homeland Security Programs
• Loss Prevention/Control

• EHS reporting and auditing software	6/30/13	$1,000

Procurement/Risk Management	6/30/13	$10,000
• Commodity risk management monitoring & reporting
• Commodity procurement
• Sugar Procurement and Sugar tolling
• Oversight - Ongoing contract negotiations with enterprise wide suppliers that are new or have expiring contracts (including indirects)
• Energy procurement
• Liquid Paper Packaging
• Legal review of all contracts
• Corporate Rebates
• Negotiate new Dairy.com agreement for FDD and WWF entities

QA Database	12/31/12	$0	Yes
• iCiX Database

Marketing Resources	12/31/13	$0	Yes
• Shared Spectra Contract
• Shared Mintel, Kantar, Market Track & NPD contracts

Other
Data Synchronization
• Existing services/approach, including systems, tools, expertise	12/31/12	$0	Yes

Distribution Services
• Freight services to include: hauling from Morningstar facilities to outside storage, Morningstar-arranged direct-ship & co-mingled shipments of WhiteWave products	12/31/13	$0	Yes

•        Warehousing services to include: cross-docking, inventory management, storage and/or picking of WhiteWave SKUs resupplied into Morningstar facilities
[MS bears any risk of loss due to mis-handling or mis-rotation of WW product while in its possession ]

	12/31/13	$0.017/lb

*	Indicates areas where Provider currently anticipates third-party costs. This indication is for informational purposes only and does not restrict the Provider from passing along third-party costs even if not currently anticipated.

Draft of October 18, 2012

Schedule B

WhiteWave as Provider

Service	End Date	Base Cost ($/Month) unless otherwise noted	Third-Party Cost Pass-through (if Yes)*
Research & Development	12/31/13	$42,833
• Pilot Plants, Sensory, Pkg. Lab, Customer Service Center and General Facilities

Information Technology	12/31/13	$50,000
WW Data Center Lease

Supply Chain
QA Lab Services	12/31/13	$20,000
• Lab testing service performed and/or management at WW

Procurement	6/30/13	$10,000
• Support Employees - Ongoing contract negotiations with enterprise wide suppliers that are new or have expiring contracts (including indirects)

Other
Marketing Services	12/31/13	$0	Yes
• Shared Symphony/IRI Group Contract (syndicated costs split across WWF, FDD, Morningstar) co-signed by all bu’s, invoiced separately

Consumer Affairs	12/31/12	$21,037	Yes
• Support Headcount
• Telerx (program manager, call center headcount, data)
• Wiki Knowledge database

Customer Data
• RSI data (WMT)	12/31/12	$14,583
• Dunhumby data (Kroger)	2/28/13	$0	Yes

Facilities services	12/31/12	$4,000
• Bentonville - allocation of rent expense

*	Indicates areas where Provider currently anticipates third-party costs. This indication is for informational purposes only and does not restrict the Provider from passing along third-party costs even if not currently anticipated.